UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 6, 2015 (February 5, 2015)

Pfizer Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3619	12-5315170
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

235 East 42nd Street,

New York, New York

10017

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (212) 733-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On February 5, 2015, Pfizer Inc., a Delaware corporation (“Pfizer”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hospira, Inc., a Delaware corporation (“Hospira”), and Pfizer’s wholly-owned subsidiary, Perkins Holding Company, a Delaware corporation (“Merger Sub”). The Merger Agreement provides for Merger Sub to merge with and into Hospira (the “Merger”), with Hospira surviving as a wholly-owned subsidiary of Pfizer, subject to the terms and conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, each share of Hospira common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into the right to receive $90.00 in cash (“Per Share Merger Consideration”) without interest thereon (other than any shares of Hospira common stock owned by Hospira as treasury stock, any shares owned by Pfizer, any shares owned by Merger Sub and dissenting shares, if any, which will not be so converted).

Each Hospira stock option, restricted stock unit, performance share award, performance restricted stock unit and restricted share, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive the Per Share Merger Consideration or, in the case of stock options, the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of a majority of the outstanding shares of Hospira common stock entitled to vote on the Merger, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the expiration or termination of the applicable waiting periods under the antitrust laws of several other jurisdictions, including the EU, and (iii) the absence of a material adverse effect on Hospira, as defined in the Merger Agreement.

The Merger Agreement contains customary representations and warranties. Hospira has agreed to various covenants and agreements, including among other things (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to solicit alternative transactions to the Merger. Pfizer has agreed to various covenants and agreements, including among other things to take actions that may be required in order to obtain antitrust approval of the Merger.

The Merger Agreement contains specified termination rights for Pfizer and Hospira, including in the event that the Merger is not consummated by December 31, 2015, subject to extension to June 30, 2016 under certain circumstances (the “Termination Date”). Hospira must pay Pfizer a $500 million termination fee in the event that the Merger Agreement is terminated by Pfizer following a change of recommendation by Hospira’s board of directors or if Hospira terminates the Merger Agreement to enter into an agreement with respect to a proposal from a third party that is superior to Pfizer’s, in each case, as is more particularly described in the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, Hospira must also pay Pfizer a termination fee of $500 million if the Merger Agreement is terminated and, within twelve (12) months following such termination, Hospira enters into an agreement for a business combination transaction of the type described in the relevant provisions of the Merger Agreement, or such a transaction is consummated. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Hospira will be required to pay to Pfizer $20 million for expenses incurred or paid by or on behalf of Pfizer.

The summary of the terms of the Merger Agreement is intended to provide information about the terms of the Merger. The terms and information in the Merger Agreement should not be relied on as disclosures about Pfizer or Hospira. The terms of the Merger Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Merger, rather than establishing matters as facts. In particular, the representations and warranties made by the parties to each other in the Merger Agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the Merger should events or circumstances change or be different from those stated in the representations and warranties. Some of those representations and warranties may not be accurate or complete as of any specified date and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Pfizer’s or Hospira’s public disclosures. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Pfizer or Hospira or any of their respective subsidiaries or affiliates.

The foregoing summary of the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Pfizer communications concerning the Merger may use projections regarding the accretive impact of the proposed acquisition. Pfizer considered these accretion calculations when assessing the Merger. Pfizer calculates these figures based on internal forecasts of its adjusted diluted earnings per share, which forecasts are non-GAAP financial measures derived by excluding certain amounts that would be included in GAAP calculations. These accretion projections should not be considered a substitute for GAAP measures. The determinations of the amounts that are excluded from the accretion calculations are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Pfizer is unable to present quantitative reconciliations because management cannot reasonably predict with sufficient reliability all of the necessary components of the comparable GAAP measure. Pfizer has excluded from the accretion calculations the impact of purchase accounting adjustments, acquisition-related costs, discontinued operations and certain significant items.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 5, 2015, among Pfizer Inc., Perkins Holding Company and Hospira, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFIZER INC.

Date: February 6, 2015	By:	/s/ Margaret M. Madden
Margaret M. Madden
Vice President and Chief Governance Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 5, 2015, among Pfizer Inc., Perkins Holding Company and Hospira, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.)